SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported): February 5, 2002

E Com Ventures, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-19714	65-0977964

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11701 N.W. 101st Road, Miami, Florida 33178
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 889-1600

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Convertible Note Redemption Option Agreement

Item 5.   Other Events

     On February 5, 2002, E Com Ventures, Inc. (the “Company”) entered into a Convertible Note Redemption Option Agreement (the “Agreement”) with the holders of the Company’s outstanding Series C and D convertible debentures. The Agreement provides that the Company has the option to repurchase approximately $3.8 million of its outstanding convertible debentures in 2002, at a price equal to the unpaid principal balance plus a 20% premium. A copy of the Agreement is attached hereto as Exhibit 10.1 and information contained therein is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Exhibits

	10.1	Convertible Note Redemption Option Agreement, dated February 5, 2002, by and among the Company and the holders of the Company’s Series C and D Convertible Notes as named therein.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned on this 20th day of February, 2002.

E COM VENTURES, INC.

By:	/s/ A. Mark Young
A. Mark Young Chief Financial Officer